UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

SmartMetric, Inc.
(Name of Registrant as Specified in its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act of Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SMARTMETRIC, INC.
9553 Harding Avenue, Suite 303
Surfside, Florida 33154
(786) 623-5690

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 26, 2007

TO THE STOCKHOLDERS:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, April 2, 2007, that our board of directors has recommended, and that a majority of our stockholders intend to vote on April 26, 2007, to effect the following corporate transactions:

(1)	To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(2)	To nominate the accounting firm of Michael T. Studer, CPA, P.C. as SmartMetric’s independent auditor until the next annual meeting;

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

/s/ Colin Hendrick
Colin Hendrick
President and Chief Executive Officer

Date: March 21, 2007

SMARTMETRIC, INC.
9553 Harding Avenue, Suite 303
Surfside, Florida 33154
(786) 623-5690

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of SmartMetric, Inc., a Delaware corporation (“SmartMetric” or the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934. It is furnished in connection with an annual meeting of stockholders scheduled for April 26, 2007 for the purposes set forth in the accompanying Notice of Annual Meeting of stockholders.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about March 22, 2007.

Record Date; Voting Securities

Only holders of record of the Company’s common stock as of April 2, 2007 shall be entitled to vote at the annual shareholders meeting on the basis of one vote for each share held. As of December 31, 2006, there were 60,246,220 shares of SmartMetric common stock outstanding. The presence, either in person or by proxy, of a majority of the total number of shares of common stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, management and its affiliates (“Principal Stockholders”) collectively owned greater than 50% of the Company’s outstanding common stock and will vote such shares to approve the accounting firm of Michael T. Studer, CPA, P.C. as SmartMetric’s auditor for the fiscal year ending June 30, 2007 and elect as directors the three nominees listed under the caption “Election of Directors.” Since the common stock owned by the Principal Shareholders constitute a majority of SmartMetric’s outstanding common stock, the Board of Directors determined not to solicit proxies. All stockholders of record on the record date are entitled to attend the meeting and vote their shares personally or through their own legally constituted proxy.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY OR A CONSENT

This date of this Information Statement is March 21, 2007.

INFORMATION STATEMENT FOR ANNUAL MEETING
OF SMARTMETRIC, INC. SHAREHOLDERS
To Be Held April 26, 2007

The Board of Directors of SmartMetric, Inc., furnishes this Information Statement to shareholders in connection with the annual meeting of SmartMetric, to be held at 10:00 AM on April 26, 2007 at Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York 10005, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company’s Board of Directors currently consists of three members.

Meeting of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring the Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. In 2006, there were two meetings and in 2007, to date, there has been one meeting of the Board. The average aggregate attendance of the Directors of the Board was 100%.

Three directors are to be elected at the annual meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that another nominee will be designated by the Board of Directors to fill any such vacancy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Election of Directors

The following are the nominees and other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, other affiliations and each director’s or nominee’s age. The principal stockholders will vote FOR the election of each nominee listed below.

Colin Hendrick, has been President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of SmartMetric since the Company's inception in 2002. He has served as President and CEO of Smart Micro Chip, Inc., an Australian corporation from 2000 to 2002. From 1999 to 2001, Mr. Hendrick was President and Chief Executive Officer of Smarticom Inc. and Fast Econ, Inc., Australian corporations. From 1994 to 1998, Mr. Hendrick served as executive officer of Applied Computing Science (Australia), an Australian company involved in e-commerce systems, research and development. Mr. Hendrick attended Dandenong College in Australia.

Joseph Katzman, has been a director of SmartMetric since January 2003. Since 1993, he has been host and executive producer of A Cable To Jewish Life, a television talk show. From 1991 to 2000, he was the New York office administrator of congregation Yeshiva Tomchei Tmimim Lubavitch. Mr. Katzman is a graduate of KfarChabad and the Rabbinical College of Canada.

Elizabeth Ryba, has been a director of SmartMetric since 2006. Ms. Ryba has over 15 years of experience in the credit card industry. She was a promotion director at Hearst Publishing from 2002 through 2005. Between 2001 and 2004, Ms. Ryba was a consultant at Stratus Rewards Credit Cards where she launched a Visa Luxury credit card where points were redeemable on private jets. Between 2000 and 2001, Ms. Ryba worked as a Marketing Consultant for SpaFinder. In 1991 through 1999 Ms. Ryba worked at Master Card where she launched a SmartCard in Australia Ms. Ryba received her M.S. in Marketing from the University of Illinois, and her B.A. in English from the State University of New York at Stony Brook.

There are no family relationships between any nominee and/or any executive officers of the company. Messrs Hendrick and Katzman are current directors of SmartMetric, Inc.

Board Meetings and Committees

Currently, SmartMetric only has three directors and does not have a nominating committee. The Board of Directors has adopted a policy with regard to the consideration of any director candidates recommended by security holders. All of the current director nominees were nominated by the entire board.

SmartMetric’s board of directors has a process whereby security holders may send communications to the board of directors. Such security holders may send certified letters to Colin Hendrick, CEO of SmartMetric, who shall be responsible for presenting such communication to the entire board.

SmartMetric has adopted a code of ethics that applies to its principal executive officers, principal financial officer and principal accounting officer. SmartMetric will provide any person without charge, upon request, a copy of such code of ethics and explain the manner in which such request may be made. SmartMetric does not currently have an audit committee, but intends to form one after the annual meeting. Currently, SmartMetric’s entire board serves as its audit committee. There is no financial expert on the audit committee.

Directors' compensation

Directors will be reimbursed for the expenses they actually incur in attending board meetings but do not receive additional compensation.

SmartMetric intends to adopt an Employee Stock Option Plan for management and key employees, and a Director Stock Option Plan in the future. However as of the date of this report, no such plan has been adopted.

Executive Compensation

The following is a chart of compensation paid to all executive officers of the Company.

Name And Principal Position	Period Ending June 30,	Annual Compensation			Long-Term Compensation		All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards
					Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs ($)
Colin Hendrick	2004	$0
CEO, President	2005	$85,000
	2006	$170,000

Peter Sleep	2004	$0
Vice President, Near Eastern Sales	2005	$0
	2006	$0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SmartMetric was incorporated in the State of Nevada on December 18, 2002. In October 2003, SmartMetric sold 50,000,000 shares of Class A common stock to its president and chief executive officer, Colin Hendrick, at $.001 per share for a total of $50,000. Between November 2003 and June 30, 2004 SmartMetric sold 8,560,257 shares of common stock to Mr. Hendrick at $0.01 per share for a total of $85,602.57. In August 2004, these 8,560,257 shares were assigned to approximately 600 people for no consideration. The transferees were all friends, family and business acquaintances of Mr. Hendrick. Mr. Hendrick distributed shares because he wanted to create a large shareholder base for SmartMetric.

On August 1, 2004, SmartMetric entered into a license agreement with Applied Cryptology, Inc., a company owned and controlled by Colin Hendrick, President and CEO of SmartMetric, pursuant to which Applied Cryptology, Inc. agreed to license a patent then -pending owned by that company. Applied Cryptology, Inc. shall receive a license fee of the greater of 2% of the sales price of any licensed product or the fair market value of any licensed products.

On February 28, 2006, SmartMetric entered into conversion agreements with Colin Hendrick and Peter Sleep pursuant to which Mr. Hendrick converted 20,000,000 shares of Class A common stock into 20,000,000 shares of common stock, and Mr. Sleep converted 500,000 shares of Class A common stock into 500,000 shares of common stock.

On February 15, 2006 the Board of Directors of the Company authorized and approved a Certificate of Amendment to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock the Company was authorized to issue from 45,000,000 shares to 100,000,000 shares. The board also voted to allow the holders of Class A common stock to convert their shares to common stock as soon as the Certificate of Amendment was filed and effective. As of February 28, 2006, there were 59,464,742 shares of common stock (including Class A common stock) of the Company issued and outstanding.  On April 5, 2006, shareholders of SmartMetric voted to amend SmartMetric’s Certificate of Incorporation to increase the company’s authorized capital from 45,000,000 shares of common stock to 100,000,000. The Certificate of Amendment was declared effective on May 25, 2006. All holders of Class A common stock converted their Class A common stock to an equal number of shares of undesignated common stock during 2006.

Compliance with Section 16(a) of the Exchange Act

All of the officers, directors and/or beneficial owners of 10% or more of SmartMetric’s have filed on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during prior fiscal years.

Principal Stockholders and Security Ownership of Management

The following table sets forth certain information known to SmartMetric with respect to beneficial ownership of SmartMetric common stock as of December 31, 2006, beneficially owned by each person who beneficially owns more than 5% of the outstanding shares of our common stock; each of our officers and directors; and all of our officers and directors as a group.

Name/Address Beneficial Owner (1)	Number of Shares	% of class outstanding

Colin Hendrick 314 Brooklyn Avenue Brooklyn, New York 11213	49,500,000(3)	82.2%

Peter Sleep	1,060,000(4)	1.76%
3 Bernadette Court East Doncaster, Victoria Australia

Joseph Katzman	0	0%
790 Montgomery Street Brooklyn, New York 11213

Elizabeth Ryba	0	0%
73 Brown Road Scarsdale, New York 10583

All Officers and Directors	50,560,000	83.9%
as a Group (3 persons)

(1)	Each shareholder has sole voting and investment power with respect to his/her shares.
(2)	Based on 60,246,220 shares outstanding.
(3)	All of Mr. Hendrick’s shares are held by Applied Cryptology, Inc., a Nevada corporation owned and controlled by Mr. Hendrick.
(4)	Includes 500,000 shares owned by Trinity Trust. Mr. Sleep is trustee of the Trinity Trust.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than December 1, 2007. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Colin Hendrick, the CEO of the Company, at the Company no later than December 1, 2007. The Nominating Committee will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The Nominating Committee has no obligation to nominate any such person for election.

    Stockholders may write to Colin Hendrick, the CEO of the Company, at the Company’s principal executive office, 9553 Harding Avenue, Suite 303, Surfside, Florida 33154, to deliver the stockholder proposals and stockholder nominations discussed above.

The principal stockholders will vote “FOR” each proposal listed below.

PROPOSAL ONE.
ELECTION OF DIRECTORS

Three Directors are to be elected at the meeting for a one-year terms ending at the 2008 Annual Meeting. The Board of Directors for election at this Annual Meeting has nominated Colin Hendrick, Joseph Katzman and Elizabeth Ryba. Colin Hendrick, Joseph Katzman and Elizabeth Ryba are presently directors of the Company.

PROPOSAL TWO.
APPROVAL OF MICHAEL T. STUDER, CPA, P.C. AS INDEPENDENT AUDITOR

The shareholders are requested to approve Michael T. Studer CPA, P.C. as SmartMetric’s independent accountant for the fiscal year ending June 30, 2007.

THE COMPANY IS NOT SOLICITING PROXIES

VOTING PROCEDURES

Tabulation of Votes: Joel Schonfeld, Esq., will tabulate votes cast in person at the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees or other proposals.

INDEPENDENT PUBLIC ACCOUNTANT

Michael T. Studer CPA, P.C. has served as SmartMetric’s independent public auditor since its inception on December 18, 2002. Members of Michael T. Studer CPA, P.C. will be available via telephone conference call during SmartMetric’s annual meeting and will have an opportunity to speak and will be available to respond to questions.

Audit Fees

The aggregate fees billed relating to years ended June 30, 2005 and 2006 for audit and review services rendered by the principal accountant were $8,000 and $19,500, respectively.

Audit Related Fees

The aggregate fees billed relating to years ended June 30, 2005 and 2006 for assurance and related services rendered by the principal accountant that are reasonably related to the performance of audits or reviews of SmartMetric’s financial statements other than those disclosed under “Audit Fees” were $0 and $0 respectively.

Tax Fees

Relating to years ended June 30, 2005 and 2006 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were $0 and $0, respectively.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting.

Dated: March 21, 2007

A COPY OF THE COMPANY’S FORM 10-KSB FOR THE PERIOD ENDING JUNE 30, 2006 IS ATTACHED AND INCORPORATED INTO THIS PROXY STATEMENT. IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS, PLEASE CONTACT:

Colin Hendrick
SmartMetric, Inc.
9553 Harding Avenue, Suite 303
Surfside, Florida 33154